STOCK ASSIGNMENT AGREEMENT



      THIS ASSIGNMENT AGREEMENT is dated this 29th day of September, 1998, by and among WT INVESTMENTS, INC., ("Assignor"), and SIOBAIN-VI LTD. ("Assignee"),

      WHEREAS, Assignor purchased warrants to purchase 400,000 shares of JW Genesis Financial Corp. (the "Shares") pursuant to an Amended and Restated Common Stock Purchase warrant issued January 19, 1996, and;

      WHEREAS, Assignor wishes to contribute the Shares to its affiliate Siobain
- VI Ltd. and;

      WHEREAS, Siobain-VI Ltd., is qualified to own the shares and accept the assignment described herein;

      NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, and intending to create an instrument under seal, the parties hereto agree as follows:

      1. Assignor hereby irrevocably and unconditionally assigns and conveys to Assignee all of Assignor's right, title and interest in the Shares to Assignee.

      2. Assignor warrants that Assignor has not made any prior assignment of any of Assignor's right, title or interest in or to the Shares. Assignor warrants that Assignor has absolute and unencumbered legal and equitable right to said Shares. Assignor further warrants that it has full power and authority to execute and deliver this Assignment, free and clear from the rights of any and all third parties.


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      3. This Assignment  shall be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed, and their seals affixed, on the day and year first written above.

                                SIOBAIN- VI, LTD

                                By:  /s/ Anthony D'Imperio      (SEAL)
                                     --------------------------

                                WT INVESTMENTS, INC.

                                By:  /s/ Matthew J. Lynch, Jr.  (SEAL)
                                     --------------------------
                                         Vice President

STATE OF DELAWARE       )
                        )           SS.
COUNTY OF NEW CASTLE    )

On the 29th day of September, 1998, before me the undersigned, a notary public for the State of Delaware, residing in the County of New Castle, personally appeared Matthew J. Lynch, Jr., who acknowledged himself/herself to be the Vice President of WT Investments, Inc., and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes herein contained by signing the name of the corporation by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                          /s/ Tira L. Henry
                                          -------------------------
                                              Notary Public


                                          TIRA L. HENRY
                                          NOTARY PUBLIC - DELAWARE
                                          My Commission expires March 4, 1999

STATE OF DELAWARE       )
                        )
COUNTY OF NEW CASTLE    )


On the 30th day of September, 1998, before me the undersigned, a notary public for the State of Delaware, residing in the County of New Castle, personally appeared Anthony D'Imperio, who acknowledged himself/herself to be the Vice President of Siobain VI, Ltd. and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes herein contained by signing the name of the corporation by himself/herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                          /s/ Sandra L. Toy
                                          ---------------------------
                                              Notary Public


                                          SANDRA L. TOY
                                          NOTARY PUBLIC
                                          My Commission expires July 10, 1999